UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
UL Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27–0913800 (I.R.S. Employer Identification No.)

333 Pfingsten Road Northbrook, Illinois (Address of principal executive offices)	60062 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-275468
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
The description of the Class A common stock, par value $0.001 per share, of UL Solutions Inc. (the “Company”) to be registered hereunder set forth under the caption “Description of Capital Stock” in the prospectus that constitutes a part of the Company’s registration statement on Form S-1 (file no. 333-275468) initially filed with the Securities and Exchange Commission (the “SEC”) on November 13, 2023, as subsequently amended (the “Registration Statement”), is hereby incorporated by reference herein. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.
Item 2. Exhibits.
Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UL SOLUTIONS INC.

Date: April 11, 2024	By:	/s/ Ryan D. Robinson
	Name:	Ryan D. Robinson
	Title:	Executive Vice President and Chief Financial Officer